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                                  Exhibit 23.1


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of the U.S. Trust Corporation Employee Stock Purchase Plan (the "Plan") on Form S-4 (No. 333-30886) of our report dated March 9, 2001, appearing in the Annual Report on Form 11-K of the Plan for the year ended December 31, 2000.



DELOITTE & TOUCHE, LLP
New York, New York
March 26, 2001